Exhibit 10.4

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this “Second Amendment”) is entered into as of November 10th, 2010 (the “Effective Date”) by and between CRANWOODS-WST, LTD., a Pennsylvania limited partnership (the “Landlord”) and WESTINGHOUSE ELECTRIC COMPANY, a Delaware limited liability company (the “Tenant”).

WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated September 2, 2009, as amended by First Amendment to Lease Agreement dated October 9, 2009 (collectively, the “Lease”), relating to certain premises located in Cranberry Township, Butler County, Pennsylvania (as more fully described and defined in the Lease, the “Premises”); and

WHEREAS, Landlord and Tenant now desire to amend the Lease, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Preambles; Capitalized Terms. The foregoing preambles are incorporated herein as though set forth at length. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. All references to the Lease herein shall include all prior amendments thereto, as well as this Second Amendment.

2. Rentable Square Footage of Building. Notwithstanding anything to the contrary set forth in the Lease, Landlord and Tenant acknowledge and agree that Sections 1, 2.1 and 2.4 of the Lease (together with all other sections and/or exhibits referring to the rentable square footage of the Building) are hereby amended to reflect that the Building consists of 117,968 rentable square feet of space.

3. Commencement Date; Base Rent.

(a). The parties hereby agree, pursuant to Section 3.2(a) of the Lease, that the Commencement Date of the Initial Term, and thus Tenant’s obligation to commence the payment of Base Rent, shall be January 1, 2011; such that the Initial Term shall expire on December 31, 2025.

(b). All Base Rent payable by Tenant pursuant to Section 5.1 of the Lease shall be calculated in accordance with the amended square footage set forth at Section 2 of this Second Amendment; such that: (i) Base Rent through December 31, 2015 shall be $25.04 per rentable square foot, payable in monthly installments of $246,159.89; (ii) Base Rent through December 31, 2020 shall be $26.04 per rentable square foot, payable in monthly installments of $255,990.56; and (iii) Base Rent through December 31, 2025 shall be $27.04 per rentable square foot, payable in monthly installments of $265,821.23.

4. Counterparts. This Second Amendment may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Second Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this Second Amendment by facsimile also shall deliver a manually executed counterpart hereof, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

5. Authority. Each party has the full right, power and authority to enter into this Second Amendment, and has obtained all necessary consents and resolutions required under the documents governing such party’s affairs in order to consummate this transaction. The persons executing this Second Amendment have been duly authorized to do so and this Second Amendment and the Lease are binding obligations of each party, enforceable in accordance with their terms.

6. Ratification; Full Force and Effect. Landlord and Tenant hereby ratify, reaffirm, adopt, contract for and agree to be bound by all of the terms and conditions of the Lease and, except as specifically set forth by virtue of this Second Amendment, the terms, covenants and conditions of the Lease shall remain in full force and effect. Neither the Lease nor this Second Amendment may be further modified or amended, except in writing signed by both the Landlord and Tenant. This Second Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein. To the extent of any conflicts or inconsistencies between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall govern and control.

7. Provisions Binding. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(Signatures appear on the next page)

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly signed as of the date first above-written

WITNESS:	CRANWOODS-WST, LTD., a Pennsylvania limited partnership

By: TFG Investments IV, LLC, a Pennsylvania limited partnership, its sole general partner

By: JTMK-WST, Ltd., an Ohio limited partnership, its sole member

By: TFG Development, LLC, an Ohio limited liability company its sole general partner

	By:	/s/ John J. Ferchill
	Name:	John J. Ferchill
	Title:	President
	Dated:	12/01/10

WESTINGHOUSE ELECTRIC COMPANY, LLC

Attest:	By:	/s/ R. L. Bussard
Russell L. Bussard
Director, Real Estate and Facilities
Dated: 11/10/2010